Exhibit 32.2

Certification
Pursuant to 18 United States Code § 1350

In connection with the quarterly report of Modine Manufacturing Company (the “Company”) on Form 10-Q for the fiscal quarter ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bradley C. Richardson, Executive Vice President - Corporate Strategy and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. § 1350, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:       August 5, 2009

/s/ Bradley C. Richardson
Bradley C. Richardson
Executive Vice President - Corporate Strategy
and Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.